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                                                                    EXHIBIT 99.4

                              [PRESLEY LETTERHEAD]

Contact:  Investor Relations                             Media Relations
          W. Douglas Harris                              Steven D. Stern
          The Presley Companies                          Pondel/Wilkinson Group
          (949) 640-6400                                 (310) 207-9300



                 THE PRESLEY COMPANIES WILL CHANGE ITS NAME TO
                               WILLIAM LYON HOMES

        NEWPORT BEACH, CA, December 29, 1999 ---- The Presley Companies (the "Company") (NYSE: PDC) announced today that it will change its name to William Lyon Homes effective after the close of business on Friday, December 31, 1999. The Company will also change its stock ticker symbol from PDC to WLS effective Monday, January 3, 2000. The Company's common stock will continue to trade on the New York Stock Exchange.

        "In November of this year, the Company acquired substantially all of the real estate and related assets of William Lyon Homes, Inc." stated Wade Cable, president of the Company. "We believe that this name change will allow the Company to take advantage of the strong reputation of the William Lyon name and to reflect the significant transactions that we have effected in the past year."

        The Company is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona, New Mexico and Nevada. The Company's corporate headquarters are located in Newport Beach, California.